                                                                   EXHIBIT 10.21

                                    AMENDMENT


AMENDMENT (this "Amendment") dated February 1, 1996 to Master Loan Purchase and Servicing Agreement between Greenwich Capital Financial Products, Inc. (the "Purchaser") and Mego Mortgage Corp. (the "Seller") dated as of April 1, 1995 (the "Master Agreement"). Unless the context otherwise clearly requires, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned such terms in the Master Agreement.

WHEREAS, the Purchaser has purchased Loans from the Seller under the Master Agreement and has executed a Pricing Letter (the "Pricing Letter") dated January 25, 1996 to purchase additional Loans;

WHEREAS, the Seller is obligated to provide certain financial statements to the Purchaser pursuant to Section 18 of the Master Agreement;

WHEREAS, the Seller expects to be able to provide such financial statements by February 29, 1996; and

WHEREAS, to induce the Purchaser to purchase additional Loans under the Pricing Letter without such financial statements, the Seller has agreed to enter into this Amendment;

NOW THEREFORE, the Purchaser and Seller hereby agree to amend the Master Agreement as herein provided.

1. The following clause is hereby added to Section 14.01 of the Master
Agreement:

"(ix) the Seller shall fail to deliver to the Purchaser by February 29, 1996 consolidated audited financial statements of Mego Financial Corp. for fiscal year 1995."

2. The following shall be added at the end of the penultimate paragraph of
Section 14.01 of the Master Agreement:

(Notwithstanding the foregoing, the Purchaser may in its discretion, in lieu of terminating the Seller's servicing rights hereunder as a result of an Event of Default described in Section 14.01 (ix), effect a Whole Loan Transfer or a Pass-Through Transfer (exclusive of the Seller's Excess Yield) of any or all of the Loans then held by the Purchaser pursuant to this Agreement on a servicing released basis

(the "Released Loans'7). Upon such disposition, the Seller shall have no servicing rights with respect to the Released Loans but shall continue to be obligated hereunder to service all other Loans other than the Released Loans The Seller shall cooperate and assist in the transfer of servicing of Released Loans to the same extent provided herein for the termination of all the Seller's servicing rights hereunder. No compensation shall be due the Seller in respect of any such transfer of the servicing fights of Released Loans."

3. In all other respects the Master Agreement and the Pricing Letter shall remain in 'till force and effect

4. The Seller hereby represents to the Purchaser as of the date hereof that:

(a) The Seller believes in good faith that audited financial statements of Mego Financial Corp. will be released to the public by February 29, 1996;

(b) Following the Purchaser's purchase of the additional Loans pursuant to the Pricing Letter, the Warehousing Credit and Security Agreement (the "Warehouse Agreement") between the Seller and The First National Bank of Boston will be in full force and effect and the warehouse line available to the Seller under the warehouse Agreement will be increased by 90% of the principal amount of Loans purchased by the Purchaser pursuant to the Pricing Letter which immediately prior to such purchase were pledged under the Warehouse Agreement;

(c) The Seller has no present intention to file a petition in bankruptcy with respect to the Seller and no such action is presently contemplated. To the best of the Seller's knowledge, Mego Financial Corp. has no such intention with respect to itself or the Seller and no such action is presently contemplated by Mego Financial Corp.; and

(d) The Seller has no reason to believe that a material adverse change will occur in the condition (financial or otherwise) of the Seller or Mego Financial Corp. between the date hereof and February 29, 1996.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Amendment to be executed by their duly authorized representatives:

          GREENWICH CAPITAL FINANCIAL
                PRODUCTS, INC.


          By:
              Name: Jay N. Levine
              Title: Senior Vice President


          MEGO MORTGAGE CORPORATION


          By:
              Name: James L. Belter
              Title: Executive Vice President